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                                                                   EXHIBIT 23.6

               CONSENT OF FIRST ANALYSIS SECURITIES CORPORATION

We hereby consent to the inclusion of our opinion dated June 5, 2003 to the Board of Directors of Vsource, Inc. ("Vsource") included as Annex B in the proxy statement of TEAM America, Inc. ("Proxy Statement") which forms a part of Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-106995) relating to the proposed merger of Beaker Acquisition Co., a wholly owned subsidiary of TEAM America, Inc., with and into Vsource and to the references to our opinion in the Proxy Statement. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          FIRST ANALYSIS SECURITIES CORPORATION

                                          /s/  MICHELLE MORENO
                                          Name: MICHELLE MORENO
                                          Title: SENIOR VICE PRESIDENT

August 21, 2003